CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AZZ incorporated
Fort Worth, Texas

We hereby consent to the incorporation by reference in the following Registration Statements of AZZ incorporated:

1)	Registration Statement (Form S-3 No. 333-66294);

2)	Registration Statement (Form S-8 No. 33-49164) pertaining to the 1991 Nonstatutory Stock Option Plan of AZZ incorporated;

3)	Registration Statement (Form S-8 No. 33-49158) pertaining to the 1991 Incentive Stock Option Plan of AZZ incorporated;

4)	Registration Statement (Form S-8 No. 333-92377) pertaining to the Employee Benefit Plan and Trust of AZZ incorporated;

5)	Registration Statement (Form S-8 No. 333-31716) pertaining to the Independent Director Share Ownership Plan of AZZ incorporated;

6)	Registration Statement (Form S-8 No. 333-38470) pertaining to the 1998 Incentive Stock Option Plan, 1998 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Grants of AZZ incorporated;

7)	Registration Statement (Form S-8 No. 333-48886) pertaining to the 2000 Advisory Director Share Ownership Plan of AZZ incorporated;

8)	Registration Statement (Form S-8 No. 333-90968) pertaining to the 2001 Long-Term Incentive Plan of AZZ incorporated;

9)	Registration Statement (Form S-8 No. 333-131068) pertaining to the 2005 Long-Term Incentive Plan of AZZ incorporated;

10)	Registration Statement (Form S-8 No. 333-152960) pertaining to the Employee Stock Purchase Plan of AZZ incorporated;

11)	Registration Statement (Form S-8 No. 333-152958) pertaining to the Amended and Restated 2005 Long-Term Incentive plan of AZZ incorporated.

of our report dated April 28, 2014, relating to the consolidated financial statements and financial statement schedule and the effectiveness of AZZ incorporated’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP

Dallas, Texas
April 28, 2014